                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                        MADISON GAS AND ELECTRIC COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                        MADISON GAS AND ELECTRIC COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                        MADISON GAS AND ELECTRIC COMPANY
                                     [LOGO]

                     -------------------------------------

                                PROXY STATEMENT
                            -----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1994

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                                                  March 24, 1994
Dear Shareholder:

    The directors and officers of the Company join me in extending a cordial invitation to you to attend our 1994 Annual Meeting of Shareholders which will be held on Monday, May 9, 1994, at 11:00 a.m., local time, at the Holiday Inn--Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin (see the map on the next page).

    The accompanying Proxy Statement requests approval of the election of a slate of nominees for directors of Class II to hold office until 1997.

    At the Meeting we will discuss last year's operations, comment on items of interest to you and the Company, and give you an opportunity to ask questions. Following the Meeting, our Company's officers, directors, and other employees will be available to answer any questions you may have.

    YOUR VOTE IS IMPORTANT TO US. I ENCOURAGE YOU TO SIGN YOUR PROXY PROMPTLY AND MAIL IT BACK TO US even if you plan to attend the Meeting. You may revoke your proxy at the Meeting and vote your shares in person if you wish.

    I hope you will be able to attend.

                                           Very truly yours,
                                           DAVID C. MEBANE
                                           President, Chief Executive Officer,
                                           and Chief Operating Officer

     IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL OUT THE ENCLOSED ATTENDANCE CARD AND RETURN IT WITH YOUR PROXY SO THAT WE MAY HAVE AN INDICATION OF THE NUMBER OF SHAREHOLDERS PLANNING TO ATTEND THE MEETING.

     IF YOU HAVE ANY QUESTIONS, PLEASE FEEL FREE TO CALL OUR SHAREHOLDER SERVICES TOLL-FREE NUMBER. CALL 1-800-356-6423 IF YOU ARE CALLING FROM OUTSIDE WISCONSIN (CONTINENTAL UNITED STATES). IN WISCONSIN, PLEASE CALL 1-800-362-6423, AND IN THE MADISON AREA, CALL 252-4744.

                                 [PASTE UP MAP]

From the West Beltline Highway, take Exit 252 -- Greenway Blvd.

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        MONDAY, MAY 9, 1994, 11:00 A.M.

    The 1994 Annual Meeting of Shareholders of Madison Gas and Electric Company will be held in Middleton, Wisconsin, at the Holiday Inn--Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Monday, May 9, 1994, at 11:00 a.m., local time, for the purposes of:

        (1) Electing four directors of Class II to hold office until the Annual Meeting of Shareholders in 1997 and until their successors have been elected and qualified.

        (2) Transacting such other business as may properly come before the Meeting.

    Only those shareholders of Common Stock of record at the close of business on March 1, 1994, are entitled to vote at the Meeting. All shareholders are requested to be present at the Meeting in person or by proxy. Enclosed is a proxy.

    Your attention is directed to the Proxy Statement of Madison Gas and Electric Company on the following pages.

                                           By order of the Board of Directors

                                           GARY J. WOLTER, Secretary
March 24, 1994
                                 --------------

    IT IS IMPORTANT TO YOU AND THE COMPANY THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY--REGARDLESS OF THE SIZE OF YOUR STOCK HOLDING.

    THE SIGNATURE ON THE PROXY SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE SHAREHOLDER AS IT APPEARS ON THE PROXY. WHERE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN THE PROXY.

    IF THE PROXY IS SIGNED AS ATTORNEY, PERSONAL REPRESENTATIVE, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE INDICATE FULL TITLE AS SUCH.

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231
                                PROXY STATEMENT

To the Shareholders of the Common Stock of MADISON GAS AND ELECTRIC COMPANY:

    This Proxy Statement and accompanying proxy, to be mailed on or about March 24, 1994, are furnished as a part of the solicitation of proxies by the Board of Directors of Madison Gas and Electric Company (hereinafter referred to as the "Company"), to be voted at the 1994 Annual Meeting of Shareholders of the Company to be held in Middleton, Wisconsin, at the Holiday Inn--Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Monday, May 9, 1994, at 11:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A shareholder who executes a proxy may revoke it at any time before it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy, or attendance at the Meeting and voting in person. Attendance at the Meeting will not automatically revoke a proxy.

    As of March 1, 1994, the Company had outstanding 10,719,812 shares of 28,000,000 authorized shares of Common Stock and 220,000 shares of 1,199,000 authorized shares of Cumulative Preferred Stock. The Common Stock constitutes the only class of securities entitled to vote at the 1994 Annual Meeting of Shareholders. Only those shareholders of Common Stock of record at the close of business on March 1, 1994, are entitled to vote at the Meeting. At the 1985
Annual Meeting of Shareholders, the shareholders of the Company approved an amendment to the Company's Restated Articles of Incorporation (the "Restated Articles") limiting the voting power of any shareholder who acquires more than 10 percent of the Company's outstanding voting stock. To the knowledge of the Company, this limitation does not currently apply to any shareholder. Accordingly, at the present time one share of Common Stock will be entitled to one vote. For those shareholders who are participants in the Company's Automatic Dividend Reinvestment and Stock Purchase Plan, the shares you have accumulated in the Plan are held by the Administrator of the Plan under the nominee name of Whimm & Co., and those shares, including your reinvestment shares, will be voted in accordance with the direction given on the proxy.

                             ELECTION OF DIRECTORS

    The Board of Directors consists of eleven directors and is divided into three classes (two classes of four directors and one class of three directors), with one class being elected each year for a term of three years. Accordingly, it is proposed that the four nominees listed below be elected to serve as Class II directors for three-year terms, to expire at the 1997 Annual Meeting of Shareholders and upon the election and qualification of their successors.

    Messrs. Bolz, Stark, Swanson, and Vondrasek are currently Class II directors whose terms expire at the 1994 Annual Meeting and who have been nominated for reelection.

    Each of the nominees has indicated a willingness to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable. If any of the nominees should become unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors.

    A shareholder may (i) vote for the election of all named director  nominees,
(ii) withhold authority to vote for all named director nominees, or (iii) vote for the election of all such nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating on the proxy. Proxies properly executed and received by the Company prior to the 1994 Annual Meeting of Shareholders and not revoked will be voted as directed therein. In the absence of a specific direction from a shareholder, proxies will be voted for the election of the nominees named above. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted, such non-votes will not be considered as votes cast in the election of directors and will not affect the outcome of the election of directors. If a quorum is present at the 1994 Annual Meeting, the four persons receiving the greatest number of votes will be elected to serve as Class II directors.

    Under the terms of the Company's Bylaws, nominations for the Board of Directors made by shareholders must be made in writing and delivered or mailed to the Chief Executive Officer and/or President of the Company at the Company's principal executive offices not less than 14 days nor more than 60 days prior to the Annual Meeting of Shareholders. If less than 14 days' notice of the Annual Meeting is given to shareholders, such nominations must be delivered or mailed as specified above not later than the close of business on the fourth day following the day on which the notice was mailed. Such notification shall contain the following information to the extent known to the nominating shareholder: a) name and address of each proposed nominee, b) the principal occupation of each proposed nominee, c) the name and residence address of the nominating shareholder, and d) the number of shares of capital stock of the corporation owned by the nominating shareholder. Shareholder nominations for the 1994 Annual Meeting of Shareholders must be delivered or mailed to the Company no later than April 25, 1994.

    The following table sets forth the names of the current directors and nominees, their ages, information as to their business experience for the last five years (unless otherwise noted), and the year they first became directors of the Company.

                                                                                                     Director
                               Names (Ages) and Business Experience                                    Since
- --------------------------------------------------------------------------------------------------  -----------
NOMINEES (CLASS II)--TERM EXPIRING IN 1997
ROBERT M. BOLZ (71), Madison, Wisconsin...........................................................        1972
  Retired Vice Chairman of the Board of Directors of Oscar Mayer Foods Corporation, a meat packing company, of which he had been an officer since 1966.
PHILLIP C. STARK (68), Madison, Wisconsin.........................................................        1985
  Chairman of the  Board of  The Stark  Company, a real  estate company,  with which  he has  been associated for 45 years.
H. LEE SWANSON (56), Cross Plains, Wisconsin......................................................        1988
  Chief  Executive Officer, President, and Director of the  State Bank of Cross Plains, with which he has been associated for more than  28 years; also Director of Mid-Plains Telephone  Company, an independent telephone company.
FRANK C. VONDRASEK (65), Madison, Wisconsin.......................................................        1982
  Chairman  of the Board of the Company, of which he has been an officer since 1974; also director of Firstar Bank Madison, N.A.

                                                                                                     Director
                               Names (Ages) and Business Experience                                    Since
- --------------------------------------------------------------------------------------------------  -----------
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
CLASS I--TERM EXPIRING IN 1996
JEAN MANCHESTER BIDDICK (67), Madison, Wisconsin..................................................        1982
  Retired Chief Executive Officer of Neesvig's Inc., a wholesale meat company, with which she  was associated for more than 27 years.
DAVID C. MEBANE (60), Madison, Wisconsin..........................................................        1984
  President,  Chief Executive Officer, and Chief Operating Officer of the Company, of which he has been an  officer since  1980; also  director of  First Federal  Capital Corp.,  a bank  holding company.
ROBERT B. RENNEBOHM (71), Madison, Wisconsin......................................................        1983
  President  Emeritus of the University of Wisconsin Foundation, with which he had been associated for more than 39 years; also director of First Federal Capital Corp., a bank holding company.
CLASS III--TERM EXPIRING IN 1995
RICHARD E. BLANEY (57), Madison, Wisconsin........................................................        1974
  President of Richard  Blaney Seeds Inc.,  sellers of hybrid  seed corn, with  which he has  been associated for more than 8 years.
DONALD J. HELFRECHT (72), Madison, Wisconsin......................................................        1972
  Former  Chairman of the Board and Former Chief Executive Officer of the Company, of which he was an officer from 1968 to 1991.
FREDERIC E. MOHS (57), Madison, Wisconsin.........................................................        1975
  Partner in the law firm  of Mohs, MacDonald, Widder  & Paradise, of which  he has been a  member since 1968.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                      BY DIRECTORS AND EXECUTIVE OFFICERS
                             (AS OF MARCH 1, 1994)

    The following table lists the beneficial ownership of Common Stock of each director and nominee, the executive officers named in the Summary Compensation Table, and the directors and executive officers as a group. In each case the indicated owner has sole voting power and sole investment power with respect to the shares shown except as noted.

                                                                                    Percent of
                                                              Number of Shares      Outstanding
Name                                                         Beneficially Owned    Common Stock
- ----------------------------------------------------------  --------------------  ---------------
Jean Manchester Biddick...................................        1,780                  *
Richard E. Blaney.........................................          708                  *
Robert M. Bolz............................................        1,999                  *
Donald J. Helfrecht.......................................        3,537(1)               *
David C. Mebane...........................................        4,358(1)(2)            *
Frederic E. Mohs..........................................          946(3)               *
D. Louis Peoples..........................................           39                  *
Robert B. Rennebohm.......................................          674                  *
Phillip C. Stark..........................................        1,476                  *
H. Lee Swanson............................................        2,100(4)               *
Frank C. Vondrasek........................................       11,316(1)(2)            *
All directors and executive officers
 as a group (20 persons)..................................       45,154                  *

- ---------
    *   Less than one percent.
    (1) Messrs. Helfrecht, Mebane, and Vondrasek are directors of Madison Gas and Electric Foundation, Inc., and as such have shared voting and investment power in an additional 6,565 shares of Common Stock held thereby.
    (2) Includes Common Stock held under two Employee Stock Ownership Plans of the Company with respect to which such persons have sole voting but no investment power: Mr. Mebane, 2,728 shares; Mr. Vondrasek, 6,335 shares; and directors and executive officers as a group, 19,632 shares.

    (3) Includes 324 shares of Common Stock with respect to which Mr. Mohs is trustee of a trust for the benefit of his children.
    (4) Mr. Swanson is a member of the Qualified Plan Committee of the Profit Sharing Plan and the Money Purchase Pension Plan of the State Bank of Cross Plains and as such has shared voting and investment power in an additional 1,050 shares of Common Stock held thereby.

                                BOARD COMMITTEES

    The Company has an Audit Committee, a Compensation Committee, an Executive Committee, and a Personnel Committee.

    During the year ended December 31, 1993, a total of 16 meetings of the Board of Directors were held. All of the directors attended in excess of 75 percent of the aggregate of these meetings and (if they were members of the Audit, Compensation, or Personnel Committees) the meetings of the Audit, Compensation, and Personnel Committees. The Executive Committee did not meet during 1993.

    Directors who are not employees of the Company receive $6,000 annually, plus $500 for each Board meeting attended and $350 for each Audit, Compensation, Executive, or Personnel Committee meeting attended. The Chairman of the Board receives an additional $12,000 annual retainer. Mr. Mebane does not receive additional compensation for serving as a director.

    The members of the Audit Committee are Mrs. Biddick and Messrs. Blaney, Bolz, Helfrecht, Mohs, Rennebohm, Stark, Swanson, and Vondrasek. The Audit Committee held three meetings during 1993. The Audit Committee's function is to meet with the Company's internal auditors and independent public accountants and discuss with them the scope and results of their audits, the Company's accounting practices, and the adequacy of the Company's internal controls. The Audit Committee also approves services performed by the Company's independent public accountants.

    The members of the Compensation Committee are Messrs. Blaney, Bolz, and Mohs. The Compensation Committee held five meetings during 1993. The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the Board of Directors.

    The members of the Executive Committee are Mrs. Biddick and Messrs. Blaney, Helfrecht, Mebane, Mohs, and Vondrasek. The Executive Committee provides a means of taking prompt action when a quorum of the Board of Directors cannot be readily assembled. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the Board of Directors or committees created by the Board of Directors. The members of the Executive Committee are elected by the Board of Directors each year at the first meeting of the Board following the Annual Meeting of Shareholders to serve until the first Board meeting following the next Annual Meeting of Shareholders.

    The members of the Personnel Committee are Mrs. Biddick and Messrs. Mebane, Mohs, Swanson, and Vondrasek. The Personnel Committee held seven meetings during 1993. The Personnel Committee makes recommendations with respect to the election of directors and officers of the Company. Nominations for the Board of Directors by shareholders, which are submitted to the Chief Executive Officer and/or President of the Company, in the manner described above, will be considered by the Personnel Committee, the Board, or the Chief Executive Officer.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee as of the beginning of fiscal year 1993 were Messrs. Blaney, Bolz, Mebane, Mohs, and Vondrasek. Mr. Mebane is the President, Chief Executive Officer, and Chief Operating Officer of the Company, and Mr. Vondrasek is the Chairman of the Board of Directors of the Company. Mr. Mebane and Mr. Vondrasek resigned their positions on the Compensation Committee in January of 1993 and did not participate in decisions of the Committee during the year.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation for the fiscal years 1991, 1992, and 1993 of the Chief Executive Officer and other executive officers whose compensation exceeded $100,000 for fiscal year 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term Compensation
                                                                                           ---------------------------------
                                                                                                  Awards
                                                            Annual Compensation            ---------------------
                                                   --------------------------------------             Securities
                                                                            Other Annual              Underlying     LTIP
                                                                            Compensation   Restricted  Options     Payouts
     Name and Principal Position          Year     Salary ($)   Bonus ($)       ($)        Stock ($)     (#)         ($)
- --------------------------------------  ---------  -----------  ---------  --------------  ---------  ----------  ----------
Frank C. Vondrasek (1)                       1993  $ 256,707(3)         0    $        0            0           0           0
 Chairman                                    1992    189,022            0             0            0           0           0
                                             1991    154,827            0                          0           0           0
David C. Mebane (2)                          1993  $ 178,055            0    $        0            0           0           0
 President, Chief Executive Officer          1992    149,320            0             0            0           0           0
 and Chief Operating Officer                 1991    119,666            0                          0           0           0
D. Louis Peoples                             1993  $ 144,322            0    $        0            0           0           0
 Executive Vice President                    1992     79,003            0        32,181            0           0           0


                                            All Other
                                        Compensation ($)
     Name and Principal Position               (4)
- --------------------------------------  -----------------
Frank C. Vondrasek (1)                      $   2,249
 Chairman                                       2,182

David C. Mebane (2)                         $   2,249
 President, Chief Executive Officer             2,182
 and Chief Operating Officer
D. Louis Peoples                            $     783
 Executive Vice President                      94,877

- -------------
(1) President and Chief Operating Officer until October 1, 1991, at which time Mr. Vondrasek was promoted to Chairman and Chief Executive Officer. Mr. Vondrasek retired from his duties as Chief Executive Officer on December 31, 1993.
(2) Senior Vice President and General Counsel until October 1, 1991, at which time Mr. Mebane was promoted to President and Chief Operating Officer. Mr. Mebane assumed the duties of Chief Executive Officer on January 1, 1994.
(3)  Includes pay for accrued vacation at retirement.
(4) All other compensation for 1993 amounts are Company contributions to a 401(k) defined contribution plan.

                        REPORT ON EXECUTIVE COMPENSATION

CORPORATE MISSION

    The mission of Madison Gas and Electric Company is to provide quality gas and electric utility service to its customers at competitive rates; to meet all customers' gas, electric, and related energy needs; and to earn a reasonable return for investors. MGE is committed to maintaining the highest standards of corporate citizenship and fair treatment for all employees.

COMPENSATION PHILOSOPHY

    The principal goal of the Madison Gas and Electric Company compensation program is to pay employees, including executive officers, at levels which are:

        - reflective of how well the Company is achieving its corporate mission

        - consistent with the Company's current financial condition, earnings, rates, total shareholder return, and projected Consumer Price Index

        - reflective of individual performance and experience

        - competitive in the marketplace

        - administered in a fair and consistent manner.

    The compensation program for executives is comprised of base salary only. Executive salaries are established within a salary range that reflects competitive salary levels for similar positions in similar-sized gas and electric utilities. The utilities used for salary comparison are not the same companies included in the performance graph peer group in this Proxy Statement. The performance graph peer group was selected to reflect utilities facing similar weather and economic conditions. Many of these companies are larger than MGE with much higher compensation structures. When examining compensation peer groups, it was determined more appropriate to consider similar-sized utilities.

    The midpoint (or middle) of an executive's salary range is approximately equal to the industry median salary level. An executive's position in the range reflects his or her performance over a period of years in that position, the executive's experience in that position, and Company performance.

    Specific individual or Company performance targets are not set. Instead, an executive's salary is determined by subjectively evaluating the individual's performance and experience and the Company's performance.

    While MGE's current compensation program has functional adequacy to retain and fairly compensate the Company's executives, the Compensation Committee and the full Board review the objectives of the executive compensation program on a continuing basis.

1993 COMPENSATION REVIEW

    Each year, the Compensation Committee reviews and recommends to the Board annual salaries, salary grades and ranges, and the overall salary program design for the Company's executives. A recent study was performed for the Company by a compensation consultant. The study compared the pay levels of MGE executives to pay levels of other utilities with revenues of approximately $250 million. This study showed that pay levels for MGE executives were generally below the median of salary and incentive compensation for similar-sized utilities. Salary adjustments were made to move Company executives closer to the market median for their positions and to reflect the Company's performance as discussed below.

COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

    Company performance factors such as earnings, rates, shareholder return, and other financial criteria are used in determining the CEO's and other executive officers' positions in his or her salary range as described above.

    Recent Company performance has been exceptional. Rates have decreased or been frozen every year since 1990. Earnings for 1993 were $2.26 per share, the second highest in Company history and only 2 cents per share below the Company's record earnings. The Company performance graph in this Proxy Statement shows total shareholder return exceeding both the Standard & Poor's 500 Stock Index (S&P 500) and the peer group of utilities during the five-year period ended December 31, 1993. As a result of these recent accomplishments and the findings of the compensation study, the CEO's salary was increased to $216,804. The CEO's salary, however, remains slightly below the midpoint of his salary range.

COMPENSATION COMMITTEE MEMBERS

    The members of the Compensation Committee as of the end of fiscal 1993 were:
Richard E. Blaney, Robert M. Bolz, and Frederic E. Mohs. Mr. Mebane and Mr. Vondrasek resigned their positions on the Compensation Committee in January of 1993 and did not participate in decisions of the Committee during the year.

                                           Richard E. Blaney
                                           Robert M. Bolz
                                           Frederic E. Mohs

                              COMPANY PERFORMANCE

    The following graph shows a five-year comparison of cumulative total returns for the Company, S&P 500, and a Peer Group Index weighted according to each company's market capitalization as of the beginning of each annual period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                                   [GRAPHIC]
Assumes $100 invested on December 31, 1988, in each of the Company's Common Stock, S&P 500, and the Peer Group.
* Total return assumes reinvestment of dividends.

    The Peer Group selected by the Company is composed of 19 Upper Midwest combination utilities. The companies included in the Peer Group are as follows:

Cilcorp Inc.
Cincinnati Gas & Electric
Cipsco Inc.
CMS Energy Corp.
DPL Inc.
IES Industries Inc.
Illinois Power Co.
Interstate Power Co.
Iowa-Illinois Gas & Elec.
Midwest Resources
Minnesota Power & Light
Nipsco Industries Inc.
Northern States Power-MN
Southern Indiana Gas & Elec.
St. Joseph Light & Power
Utilicorp United Inc.
Wisconsin Energy Corp.
Wisconsin Public Service
WPL Holdings Inc.

                 PENSION PLAN AND SUPPLEMENTAL RETIREMENT PLAN

    The Company has a noncontributory defined benefit pension plan covering its salaried employees. The amount of pension is based upon years of service and final 60-month average earnings prior to retirement.

    The following table indicates the estimated maximum retirement benefits payable (unreduced for survivor protection) at the normal retirement age of 65 for specified compensation and years of service classifications. Substantially all compensation shown in the salary column of the summary compensation table is included in compensation under the Pension Plan, subject to any statutory regulations imposed by the Internal Revenue Code. Information in this table is based on the Pension Plan formula for years of service credit earned in 1986 and subsequent years:

                               PENSION PLAN TABLE

                            Annual Pension at Normal Retirement Age of 65
                                After Years of Service Indicated Below
      Final                 ----------------------------------------------
 Five-Year                                                       25 Years
 Average Annual Salary       10 Years    15 Years    20 Years    or More
- --------------------------  ----------  ----------  ----------  ----------
$100,000..................  $   12,500  $   18,750  $   25,000  $   31,250
$125,000..................  $   15,625  $   23,438  $   31,250  $   39,063
$150,000..................  $   18,750  $   28,125  $   37,500  $   46,875
$175,000..................  $   21,875  $   32,813  $   43,750  $   54,688
$200,000..................  $   25,000  $   37,500  $   50,000  $   62,500
$225,000..................  $   28,125  $   42,188  $   56,250  $   70,313
$250,000..................  $   31,250  $   46,875  $   62,500  $   78,125

    The retirement benefits listed above are not subject to any reduction for Social Security benefits received by the employees or for any other offset amounts. Also, the retirement benefits listed above do not reflect any limit imposed by the Internal Revenue Code on benefit amounts or covered compensation.

    The estimated annual retirement payable at normal retirement age of 65 under the Pension Plan formula (assuming continuation of 1993 compensation levels through retirement and taking into account employee contributions and service credits for 1985 and prior years) to Mr. Mebane is $64,970. The annual retirement benefit payable to Mr. Vondrasek is $63,581 (unreduced for survivor protection). Retirement information for Mr. Peoples is not shown, since he is no longer employed by the Company and is not eligible to receive retirement benefits.

    The full credited years of service of Messrs. Vondrasek and Mebane under the Pension Plan are 23 and 17, respectively.

    Officers of the Company are covered under a nonqualified supplemental retirement plan which provides that officers with five or more years of service may receive a supplemental retirement benefit. The supplemental retirement benefit is a designated percentage ranging from 55 to 70 percent of the final 60-month average earnings less the benefit payable from the Pension Plan described above. The designated percentage is based on the officer's age and service at retirement. The estimated supplemental annual retirement benefit payable at normal retirement age of 65 under the supplemental retirement plan (assuming continuation of 1993 compensation levels through retirement) to Mr. Mebane is $66,725. The annual benefit payable to Mr. Vondrasek is $59,056.

    The Company has purchased life insurance policies for select officers under which the Company is beneficiary. At the officer's death, the proceeds of such life insurance are intended to reimburse the Company for the expense of the benefits provided under the supplemental retirement plan.

                           DEFERRED COMPENSATION PLAN

    Officers of the Company are permitted to defer a portion of their current salary under a nonqualified deferred compensation plan initiated in 1984. Two officers contributed to the plan during 1993. Participants in the plan are entitled to receive deferred compensation upon termination of active employment. Deferred compensation under this plan does not constitute compensation as defined under the Pension Plan described above.

    The Company has entered into a trust agreement for the purpose of assuring the payment of the Company's obligations under the supplemental retirement plan and deferred compensation plan. Under the trust agreement, in the event of a change in control or potential change in control of the Company, the Company will be obligated to deliver to the trustee cash or marketable securities having a value equal to the present value of the amounts which the Company is obligated to pay under such plans and the costs of maintaining the trust.

                                SEVERANCE PLANS

    The Company has entered into severance agreements with certain key employees, including Messrs. Vondrasek and Mebane. Under these agreements, each such employee is entitled to a severance payment following a change in control of the Company if, within 24 months after such change in control, employment with the Company is terminated by (i) the Company or (ii) the employee for good reason. Each agreement terminates on June 15, 1995, but is automatically extended for an additional year on June 16 of each year, unless either the Company or the employee gives notice not to extend the agreement or a change in control of the Company has occurred. Severance payments will be equal to an amount up to three times the employee's annualized aggregate base salary prior to the change of control. In circumstances not involving a change in control of the Company, Messrs. Vondrasek and Mebane, like other salaried employees, are entitled under the Company's general severance plan to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment not exceeding 24.

                            SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies from the shareholders of the Company personally or by telephone. The Company has retained Morrow & Co., Inc., to aid in the solicitation of proxies at a fee of $6,000 plus expenses.

                     RECEIPT OF SHAREHOLDERS' PROPOSALS AND
                  DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting of Shareholders, any shareholders' proposals must be received at the Company's principal executive offices at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, no later than November 24, 1994.

    Shareholder nominations for Class III directors to be elected at the 1995 Annual Meeting of Shareholders must be submitted in the manner described in Election of Directors above not less than 14 days nor more than 60 days prior to the 1995 Annual Meeting.

                                 OTHER MATTERS

    The  Company's  Annual  Report  for  the  year  1993  has  been  mailed   to
shareholders.

    The management has no knowledge of any other matters to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on such matters.

    Coopers & Lybrand was engaged as independent public accountants by the Board of Directors at its meeting on November 20, 1992. At the same meeting, the Board of Directors informed Arthur Andersen & Co., independent public accountants, of their dismissal by the Company effective after the completion of the audit work relating to the fiscal year ending December 31, 1992. The decision to change independent accountants was made upon the recommendation of the Audit Committee of the Board of Directors.

    The reports of Arthur Andersen & Co. on the financial statements of the Company for 1992 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1992, there were no disagreements with Arthur Andersen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

    The Board of Directors has selected Coopers & Lybrand to audit the consolidated financial statements of the Company and its subsidiaries for 1994. Coopers & Lybrand, the Company's independent public accountant in 1993, is expected to have a representative present at the meeting who may make a statement and will be available to respond to appropriate questions.

                                           Madison Gas and Electric Company

                                           DAVID C. MEBANE
                                             President, Chief Executive Officer,
                                             and Chief Operating Officer

Dated March 24, 1994

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MADISON GAS AND ELECTRIC
                                    COMPANY

    The undersigned Common Stock shareholder of MADISON GAS AND ELECTRIC COMPANY hereby appoints RICHARD E. BLANEY, ROBERT M. BOLZ, DONALD J. HELFRECHT, and FRANK C. VONDRASEK, and each of them, as proxies with power of substitution (to act by a majority of such of them as shall be present) to represent and to vote all shares of stock the undersigned would be entitled to vote, at the Annual Meeting of Shareholders to be held at the Holiday Inn--Madison West, 1313 John
Q. Hammons Drive, Greenway Center, Middleton, Wisconsin on Monday, May 9, 1994, at 11:00 a.m., local time, and at all adjournments thereof:

    (1)The election of members of Class II of the Board of Directors as provided in the Company's Proxy Statement:

        / /  FOR all nominees listed below                                / /  WITHHOLD AUTHORITY to vote for all nominees
           (except as marked to the contrary below)                       listed below

    Class II (3 years)--R. Bolz, P. Stark, H. Swanson, and F. Vondrasek (to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below):
                                        ________________________________________

    (2) In their discretion upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED WITH RESPECT TO THE MATTERS DESIGNATED IN PROPOSAL NUMBERED (1). IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES.

This proxy revokes any proxy heretofore given.            __________________________________________________(L.S.)

________________________________________, 1994            __________________________________________________(L.S.)
         MONTH            DAY                             Please sign exactly  as name appears  hereon. For  joint
                                                          accounts,    all   tenants   should   sign.   Executors,
                                                          Administrators, Trustees, etc., should so indicate  when
                                                          signing.

MR. GARY J. WOLTER                                 ANNUAL SHAREHOLDERS' MEETING
MADISON GAS AND ELECTRIC COMPANY                  MONDAY, MAY 9, 1994, 11:00 AM
POST OFFICE BOX 1231                                   HOLIDAY INN MADISON WEST
MADISON, WISCONSIN 53701-1231                        1313 JOHN Q. HAMMONS DRIVE
                                                           MIDDLETON, WISCONSIN
I (We) plan to attend the Annual Meeting of Shareholders.

Name of Shareholder(s) Attending ______________________________________________
                                  (please print)

Address _______________________________________________________________________

City ________________________________  State ____________  ZIP Code ___________

Name of Guest Attending _______________________________________________________
                         (please print)

PLEASE RETURN THIS RESERVATION ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IT MAY BE ENCLOSED WITH YOUR PROXY. THANK YOU.

                                APPENDIX

The map that appears on the inside front page is for reference to show location of meeting site.